Sub-Item 77O (1)

DREYFUS MUNICIPAL FUNDS, INC.
-Dreyfus AMT-Free Municipal Bond Fund

On January 12, 2017, Dreyfus AMT-Free Municipal Bond Fund (the "Fund"), a series of Dreyfus Municipal Funds, Inc., purchased 2,030 Tobacco Settlement Bonds due June 1, 2031 issued by TSASC, Inc. (CUSIP No. 898526EZ7) (the "Bonds") at a purchase price of $109.39 per Bond, including underwriter compensation of 0.500%. The Bonds were purchased from Jefferies LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Academy Securities Inc.
Barclays Capital Inc.
Blaylock Beal Van, LLC
BNY Mellon Capital Markets, LLC
BofA Merrill Lynch
Cabrera Capital Markets, LLC
Citigroup
Drexel Hamilton, LLC
FTN Financial Capital Markets
Hilltop Securities Inc.
Janney Montgomery Scott
Jefferies LLC
Loop Capital Markets
Mesirow Financial, Inc.
Mischler Financial Group, Inc.
Morgan Stanley
Oppenheimer & Co.
PNC Capital Markets LLC
Ramirez & Co., Inc.
Raymond James
RBC Capital Markets
Rice Financial Products Company
Roosevelt & Cross Incorporated
Siebert Cisneros Shank & Co., L.L.C.
Stern Brothers & Co.
Stifel, Nicolaus & Company, Incorporated
TD Securities
U. S. Bancorp Investments, Inc.
Wells Fargo Securities
The Williams Capital Group, L.P.

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 1, 2017. These materials include additional information about the terms of the transaction.

Sub-Item 77O (2)

DREYFUS MUNICIPAL FUNDS, INC.
-Dreyfus AMT-Free Municipal Bond Fund

On March 8, 2017, Dreyfus AMT-Free Municipal Bond Fund (the "Fund"), a series of Dreyfus Municipal Funds, Inc., purchased 5,000 5.000% Various Purpose General Obligation Refunding Bonds due August 1, 2036 issued by the State of California (CUSIP No. 13063C6U9) (the "Bonds") at a purchase price of $112.58 per Bond, including underwriter compensation of 0.275%. The Bonds were purchased from Citigroup Global Markets, Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Academy Securities
Alamo Capital
Blaylock Beal Van, LLC
BNY Mellon Capital Markets, LLC
BofA Merrill Lynch
BOK Financial Securities, Inc.
Cabrera Capital Markets, LLC
Citigroup Global Markets, Inc.
Drexel Hamilton, LLC
Fidelity Capital Markets
FTN Financial Capital Markets
Goldman, Sachs & Co.
Hilltop Securities
Hutchinson, Shockey, Erley & Co.
J.P. Morgan
KeyBanc Capital Markets
Loop Capital Markets
Mesirow Financial, Inc.
Morgan Stanley
Oppenheimer & Co.
Ramirez & Co., Inc.
Raymond James
RBC Capital Markets
RH Investment Corporation
Rice Financial Products
Siebert Cisneros Shank & Co., L.L.C.
Stern Brothers & Co.
Stifel
U. S. Bancorp Investments, Inc.
William Blair

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 1, 2017. These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/12/17

1st Quarter 2017